Exhibit 99.1

3PEA REPORTS FULL YEAR 2018 FINANCIAL RESULTS

2018 Revenue up 53.8% to a Record $23.4 Million, DrivesNet Income of $2.6 Million and Adjusted EBITDA of $4.9 Million

3PEA International, Inc. (NASDAQ: TPNL), a vertically integrated provider of innovative prepaid card programs and processing services for corporate, consumer and government applications, reported financial results for the fourth quarter and full year ended December 31, 2018.

Financial Highlights

•	Revenue for the year ending December 31, 2018 was $23.4 million, an increase of 54% compared to $15.2 million the prior year.

•	Gross profit increased 70% to $11.4 million or 49% of revenues, compared to $6.7 million or 44% of revenues in 2017.

•	Total operating expenses were $8.9 million compared to $4.9 million the prior year.

•	Net Income attributable to 3PEA was $2.6 million, an increase of 44% compared to $1.8 million the prior year. Earnings per basic share was $.06 versus $.04 the prior year.

•	Non-GAAP Adjusted EBITDA was $4.9 million, an increase of 65% compared to $3.0 million in 2017. Non-GAAP Fully Diluted EPS was $.09 as compared to $.06 the prior year.

•	Our revenue conversion rate of gross dollar volume loaded on cards was 3.77%, or 377 bps in 2018 compared to 3.75% or 375 bps in the prior year.

Financial Guidance

•	The company reiterates its previously released revenue guidance for 2019 of $38.0 to $40.0 million, representing a 62% to 71% increase compared to $23.4 million for full year 2018.

•	Today, the company sets Adjusted EBITDA guidance at $10.0 to $12.0 million, representing a 104% to 145% increase compared to $4.9 million for full year 2018.

2018 Financial Results

Revenues for the year ended December 31, 2018 were $23,423,675, an increase of $8,189,584 compared to the year ended December 31, 2017, when revenues were $15,234,091. The increase in revenue of 54% was primarily due to an increase in the number of new corporate incentive prepaid card programs and growth within our existing programs.

Cost of revenues were $12,026,452, an increase of $3,492,180 compared to 2017, when cost of revenues were $8,534,272. Cost of revenues were 51% and 56% of total revenues in 2018 and 2017, respectively. Our cost of revenues as a percentage of revenues decreased due to improved network interchange margins and a favorable client mix.

Selling, general and administrative expenses (“SG&A”) were $7,835,074, an increase of $3,779,238 compared to 2017, when selling, general and administrative expenses were $4,055,836. The increase in SG&A was primarily attributable to investments in infrastructure; additions to our executive leadership team, salesforce and staffing; and an increase in stock based compensation. The rate of increase is expected to slow in 2019.

Net income attributable to 3PEA International, Inc. was $2,588,054 as compared to net income of $1,791,141 in 2017, which represents an increase of $796,913. The overall change in net income is attributable to the aforementioned factors.

1

Management Commentary

“We are very pleased with our 2018 results. We recorded record revenue, opened new markets and produced record net profit,” said Mark Newcomer, Chief Executive Officer, 3PEA International. “In 2018 we achieved several milestones, including the commencement of trading our common stock on the NASDAQ Capital Market on August 10th, 2018. Additionally, we assembled a very experienced board that includes Dan Henry, the former CEO of Netspend as our Chairman, and Dennis Triplett, the former CEO of Health Services at UMB Bank. We broadened our industry focus towards the Pharmaceutical industry, where we are seeing our traditional card based and virtual payment solutions gain significant traction into 2019. While 2018 was an exceptional year for 3PEA, we are even more excited about our future prospects for growth and creating sustainable shareholder value.”

“The company expects continued growth and improved performance across a number of key financial and operating metrics in 2019. We anticipate further expansion of gross and net margins, as favorable industry and client mix contribute to improved cost of sales, and we benefit from improved operating leverage,” stated Mark Attinger, Chief Financial Officer, 3PEA International.

A conference call and live webcast is scheduled for 5:00pm ET, and will be available for at least three months at 3pea.com/IR.

About 3PEA International

3PEA International (NASDAQ:TPNL) is an experienced and trusted prepaid debit card payment solutions provider as well as an integrated payment processor that has managed millions of prepaid debit cards in its portfolio. Through its PaySign brand, 3PEA conceptualizes, develops and manages payment solutions, prepaid card programs, and customized payment services. 3PEA's corporate incentive prepaid cards are changing the way corporations reward, motivate, and engage their current and potential customers, employees, and agents. 3PEA's customizable prepaid solutions offer significant cost savings while improving brand recognition and customer loyalty. 3PEA's customers include healthcare companies, major pharmaceutical companies, large multinationals, prestigious universities, and social media companies. PaySign is a registered trademark of 3PEA Technologies, Inc. in the United States and other countries. For more information visit us at https://3pea.com/ or follow us on Linkedin, Twitter and Facebook.

Forward-Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward-looking statements that involve risks and uncertainties. There is no assurance that such statements will prove to be accurate, and actual results and future events could differ materially. 3PEA undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

3PEA International, Inc. Non-GAAP Measures

To supplement 3PEA’s financial results presented on a GAAP basis, we use non-GAAP measures of net income that excludes the following cash and non-cash items – interest, taxes, stock-based compensation, amortization and depreciation. We believe these non-GAAP measures help investors better evaluate our past financial performance and potential future results. Non-GAAP measures should not be considered in isolation or as a substitute for comparable GAAP accounting and investors should read them in conjunction with the Company’s financial statements prepared in accordance with GAAP. The non-GAAP measures of net income we use may be different from, and not directly comparable to, similarly titled measures used by other companies.

“EBITDA” is defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude stock-based compensation charges.

Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performances. Management cautions that amounts presented in accordance with 3PEA’s definition of Adjusted EBITDA may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA in the same manner.

2

CONSOLIDATED RESULTS

3PEA INTERNATIONAL, INC.,

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(Audited)

	For years ended December 31,
	2018	2017
Revenue	$23,423,675	$15,234,091

Cost of Revenues	12,026,452	8,534,272

Gross Profit	11,397,223	6,699,819
Gross Margin %	48.7%	44.0%

Operating Expense
Selling, General & Administrative	7,835,074	4,055,836
Depreciation & Amortization	1,089,521	876,191

Total Operating Expense	8,924,595	4,932,027

Operating Income	2,472,628	1,767,792

Other Income/ (Expense)
Other	(31,125)	16,315
Interest	139,738	7,603

Total Other Income/ (Expense)	108,613	23,918

Income before noncontrolling interest	2,581,241	1,791,710
Provision for Taxes	–	6,000

Net Income before noncontrolling interest	2,581,241	1,785,710
Net Loss Non-Controlling Interest	6,813	5,431

3PEA NET INCOME	$2,588,054	$1,791,141

Weighted Avg Shares Outstanding - Basic	45,483,693	43,397,477
Weighted Avg Shares Outstanding - Fully Diluted	52,247,736	48,037,477

Earnings Per Share - Basic	0.06	0.04
Earnings Per Share - Fully Diluted	0.05	0.04

3

CONSOLIDATED RESULTS

3PEA INTERNATIONAL, INC.,

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2018 AND DECEMBER 31, 2017

(Audited)

	for years ended December 31
	2018	2017
Assets

Current Assets
Cash	$5,615,073	$2,748,313
Restricted Cash	26,050,668	14,416,444
Accounts Receivable	337,303	165,523
Prepaids and Other	1,175,241	578,340

Total Current Assets	33,178,285	17,908,620

Fixed Assets, net	883,490	854,402

Intangible Assets, net	2,115,933	1,639,557

Total Assets	36,177,708	20,402,579

Liabilities and Stockholders Equity

Current Liabilities
Accounts Payable and Accrued Liabilities	1,327,497	1,145,083
Customer Card Funding	25,960,974	14,416,444

Total Current Liabilities	27,288,471	15,561,527

Total Liabilities	27,288,471	15,561,527

Stockholders Equity
Common Stock $0.001 Par Value; 150,000,000 authorized (46,440,765 and 43,670,765 issued and outstanding 12/31/18 and 12/31/17, respectively)	46,441	43,671
Additional Paid-in-Capital	8,620,144	7,155,970
Treasury Stock (303,450 Shares for 2018 and 2017)	(150,000)	(150,000)
Retained Earnings (Deficit)	579,582	(2,008,472)
3PEA Stockholders Equity	9,096,167	5,041,169

Non-controlling Interest	(206,930)	(200,117)

Total Stockholders Equity	8,889,237	4,841,052

Total Liabilities and Stockholders Equity	$36,177,708	$20,402,579

4

3PEA INTERNATIONAL, INC.,

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	for years ended December 31
	2018	2017
Net income attributable to 3PEA International,Inc.	$2,588,054	$1,791,141
Provision for Taxes		6,000
Interest	(139,738)	(7,603)
Depreciation and amortization	1,089,521	876,191

EBITDA	3,537,837	2,665,729

Stock-based compensation	1,366,944	308,696

Adjusted EBITDA	4,904,781	2,974,425

Fully diluted average shares outstanding	52,247,736	48,037,477
Non-GAAP EPS - fully diluted	$0.09	$0.06

Contacts

3PEA International, Inc.

Jim McCroy, 1-702-749-7269
Investor Relations
ir@3pea.com
www.3pea.com
or

S&C Public Relations, Inc.
Suzanne Dawson
1-646-941-9140
sdawson@scprgroup.com

Source: 3PEA International, Inc.

5